UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

KALA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT SUPPLEMENT

KALA PHARMACEUTICALS, INC.

NOTICE OF CHANGE OF LOCATION

OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2020

This Supplement relates to the Proxy Statement of Kala Pharmaceuticals, Inc. (the “Company”), dated April 29, 2020, as previously furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”).

Change in Location of Annual Meeting

Due to the public health impact of the novel coronavirus (COVID‑19)  pandemic and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our stockholders, employees and communities, the location of the Annual Meeting of Stockholders of Kala Pharmaceuticals, Inc., to be held on June 25, 2020 at 9:00 a.m. Eastern time, has been changed.  The Annual Meeting will be held over the Internet in a virtual meeting format, via live webcast.  You will be able to attend the Annual Meeting only via the webcast.

The time and date of the Annual Meeting have not changed. All references in the Proxy Statement and related proxy materials to the previously scheduled location of the meeting are superseded and replaced by the information contained in this Supplement.

A copy of the press release issued by the Company to announce the virtual meeting is attached.

Additional Information

There is no change to the proposals to be presented to the Company’s stockholders for consideration at the Annual Meeting.  A revised Notice of 2020 Annual Meeting of Stockholders, reflecting the change in the location of the meeting to a virtual meeting, is attached.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

If you have any questions about the Proxy Statement, this Supplement or the Annual Meeting, or if you need assistance with voting procedures, including casting or changing your vote, you should contact the Company at 490 Arsenal Way,  Suite 120,  Watertown, MA 02472 or by calling (781)  996‑5353 or by emailing InvestorRelations@kalarx.com.

June 10, 2020

Kala Pharmaceuticals Announces Virtual-Only Format for 2020 Annual Meeting of Stockholders

WATERTOWN, Mass.--(BUSINESS WIRE)—June 10, 2020‑- Kala Pharmaceuticals, Inc. (NASDAQ:KALA), a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies for diseases of the eye, today announced that its 2020 Annual Meeting of Stockholders (including any adjournments or postponements, the “Annual Meeting”) has been changed to a virtual-only format. This decision reflects public health and safety concerns related to the novel coronavirus (COVID‑19) pandemic and governmental restrictions limiting the number of people who may gather together, and is intended to support the health and well-being of Kala’s stockholders, employees and communities.

As previously announced, the Annual Meeting will be held at 9:00 a.m., Eastern Time, on Thursday, June 25, 2020. Stockholders will not be able to attend the Annual Meeting in person, but instead will be able to attend virtually. Stockholders will be able to participate in the Annual Meeting, vote shares electronically and submit questions during the live audio webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/KALA2020 and entering the 16‑digit control number found on the proxy card, voting instruction form or notice previously distributed.

As described in the proxy materials for the Annual Meeting that were previously distributed, stockholders are entitled to participate in and vote at the Annual Meeting if they were a stockholder of Kala as of the close of business on April 27, 2020, the record date.

Whether or not a stockholder plans to participate in the live audio webcast of the Annual Meeting, Kala urges all stockholders to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting that were previously provided to the stockholders.

The proxy card included with these proxy materials will not be updated to reflect the change in location and may continue to be used to vote stockholder shares in connection with the Annual Meeting.

A notice regarding this change to a virtual meeting format, additional information regarding the virtual Annual Meeting and this press release are included in a proxy supplement that Kala has filed today with the Securities and Exchange Commission.

About Kala Pharmaceuticals, Inc.

Kala is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies for diseases of the eye. Kala has applied its AMPPLIFYTM mucus penetrating particle Drug Delivery Technology to a corticosteroid, loteprednol etabonate (LE), designed for ocular applications, resulting in the January 2019 launch of INVELTYS® (loteprednol etabonate ophthalmic suspension) 1% and its investigational product candidate, EYSUVISTM (loteprednol etabonate ophthalmic suspension) 0.25%, for which a New Drug Application (NDA) is under review by the United States Food and Drug Administration (FDA) with a target action date under the Prescription Drug User Fee Act (PDUFA) set for October 30, 2020.

Investor Contact:

Hannah Deresiewicz

hannah.deresiewicz@sternir.com

212‑362‑1200

KALA PHARMACEUTICALS, INC.

490 Arsenal Way, Suite 120

Watertown, MA 02472

(781) 996‑5252

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

(REVISED)

To be held on June 25, 2020

Dear Stockholders,

You are cordially invited to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of Kala Pharmaceuticals, Inc. to be held on June 25, 2020 at 9:00 a.m., Eastern time, by a virtual-only format, solely by means of remote communication, to consider and vote on the following matters:

1.

The election of three Class III directors, Robert Paull, Howard B. Rosen and Rajeev Shah, nominated by our board of directors, each to serve for a three-year term expiring at the 2023 annual meeting of stockholders or until his successor has been duly elected and qualified;

2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	The approval of an amendment to the 2017 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder; and
4.	The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The location of the Annual Meeting has been changed from its originally scheduled location. The Annual Meeting will be conducted in a virtual-only format, solely by means of remote communication, instead of an in-person meeting. Stockholders will not be able to attend the Annual Meeting in person and will be able to attend the Annual Meeting only via the webcast.

The change in the location of the Annual Meeting is due to the public health impact of the novel coronavirus (COVID‑19) pandemic and the governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our stockholders, employees and communities.

We have designed the format of the Annual Meeting to provide stockholders the same rights and opportunities to participate as they would at an in-person meeting.

As described in the proxy materials for the Annual Meeting previously distributed, stockholders of record at the close of business on April 27, 2020, the record date, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We mailed the Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 25, 2020 on or about April 29, 2020, and it contains instructions on how to access those documents over the Internet. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

Stockholders of record at the close of business on the record date can virtually attend the Annual Meeting, including to vote their shares and ask questions, by accessing www.virtualshareholdermeeting.com/KALA2020 shortly prior to the scheduled start of the meeting and entering the 16‑digit control number on the proxy card, voting instruction form or notice of availability of proxy materials previously furnished.

The rules and procedures applicable to the Annual Meeting, together with a list of stockholders of record for inspection for any legally valid purpose, will be available for the participating stockholders of record at www.virtualshareholdermeeting.com/KALA2020.

Access to the Audio Webcast of the Annual Meeting.  The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m., Eastern time. Online access to the audio webcast will open fifteen (15) minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system.

Log-in Instructions. To be admitted to the virtual Annual Meeting, you will need to log-in at www.virtualshareholdermeeting.com/KALA2020 using the 16‑digit control number on the proxy card, voting instruction form or notice of availability of proxy materials previously furnished.

Technical Assistance. Beginning fifteen (15) minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at the number available on www.virtualshareholdermeeting.com/KALA2020.

Voting Prior to or During the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and 2019 annual report to stockholders and vote your shares in advance of the Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/KALA2020 during the Annual Meeting. Shares may be voted via the original proxy card or pursuant to the instructions for submitting your proxy via the Internet or telephone that were included in the previously-distributed proxy materials.  Stockholders who have already voted do not need to vote again, unless the stockholder would like to change its vote.

We encourage all stockholders to virtually attend the Annual Meeting. However, whether or not you plan to virtually attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement. If you have any questions or require any assistance with voting your shares prior to the Annual Meeting, please contact Kala Pharmaceuticals, Inc. at 490 Arsenal Way, Suite 120, Watertown, MA 02472 or by calling (781) 996‑5353 or by emailing InvestorRelations@kalarx.com or our proxy solicitor:

Morrow Sodali

509 Madison Avenue

New York, NY 10022

1‑800‑662‑5200 (toll-free in North America)

1‑203‑658‑9400 (outside of North America)

The proxy card and voting instruction card included with your previously-distributed proxy materials will not be updated to reflect the change in the format of the meeting and may continue to be used to vote your shares in connection with the Annual Meeting.

Thank you for your ongoing support and continued interest in Kala.

By Order of the Board of Directors,

Mark Iwicki

President and Chief Executive Officer

Watertown, Massachusetts

June 10, 2020

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 25, 2020: The proxy statement and our 2019 annual report to stockholders, which includes our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, are available at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling 1‑800‑579‑1639, by emailing sendmaterial@proxyvote.com or by submitting a request over the Internet at www.proxyvote.com.